UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

FIRST TRACKS BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43177	39-5003207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 362-6295

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TRAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2026, First Tracks Biotherapeutics, Inc. (the “Company”), entered into a Sublease Agreement (the “Sublease”) with AnaptysBio, Inc., a Delaware corporation (“AnaptysBio”), pursuant to which AnaptysBio agreed to sublease to the Company approximately 45,057 rentable square feet of space located at 10770 Wateridge Circle, San Diego, California 92121 (the “Premises”). The Premises are currently leased by AnaptysBio from Wateridge Property Owner, LP, a Delaware limited partnership (the “Master Landlord”), pursuant to the Lease dated May 4, 2020, as amended by the First Amendment to Lease Agreement dated April 5, 2021 (collectively, the “Master Lease”).

The term of the Sublease commenced on June 15, 2026, and continues for a period of twelve (12) months from commencement (the “Sublease Term”). The Company has the option to extend the Sublease Term for a renewal period commencing on the first day following the expiration of the initial Sublease Term and continuing until the earlier of (a) April 4, 2028, or (b) twelve months from the commencement of the renewal term, subject to delivery of written notice to AnaptysBio at least three months prior to the expiration of the initial Sublease Term. The Company also has the right to terminate the Sublease at any time during the Sublease Term upon at least three months’ prior written notice to AnaptysBio.

Under the Sublease, the Company is obligated to pay as monthly rent an amount equal to the monthly Basic Rent (as designated in the Master Lease) owed by AnaptysBio under the Master Lease, plus Additional Rent (as defined in the Master Lease) due under the Master Lease, payable in advance on the first day of each month during the Sublease Term. The Company is also responsible for any charges actually incurred for services requested by the Company that AnaptysBio is liable to the Master Landlord for under the Master Lease. AnaptysBio remains responsible for the timely payment of Basic Rent and Additional Rent under the Master Lease and for otherwise complying with its obligations under the Master Lease except to the extent assumed by the Company.

The Sublease is subordinate to the Master Lease, and the Company has agreed to comply with the applicable terms and provisions of the Master Lease as incorporated into the Sublease.

AnaptysBio has covenanted that it will not surrender or terminate the Master Lease prior to its scheduled expiration date without the consent of the Company (other than in connection with the exercise of its Termination Option (as defined in the Master Lease)), and will not amend or modify the Master Lease in any manner that would materially and adversely affect the Company’s rights or obligations under the Sublease. If AnaptysBio’s tenancy or right to possession under the Master Lease terminates for any reason, the Sublease will immediately cease and terminate.

The foregoing description of the Sublease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sublease, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the three month period ending June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRACKS BIOTHERAPEUTICS, INC.

Date:	June 22, 2026	By:	/s/ Ajim Tamboli
Name: Ajim Tamboli Title: Chief Financial Officer